                                                                    Exhibit 99.8


                               BRIDGE VIEW BANCORP
                     ELECTION FORM AND LETTER OF TRANSMITTAL

Box A

----------------------------------------------------------------------------------------------------------------------
                                    DESCRIPTION OF BRIDGE VIEW SHARES ENCLOSED
                                     (Attach additional sheets if necessary).
                See "election" on page 7 and Instructions 7 and 13 on pages 13 and 14, respectively.
----------------------------------------------------------------------------------------------------------------------
                Name and Address of Registered Holder(s)                       Certificate         Number of Shares
       (Please fill in, if blank, exactly as name(s) appear(s) on              Number(s)
                             Certificate(s))
----------------------------------------------------------------------------------------------------------------------


                                                                            ------------------------------------------


                                                                            ------------------------------------------


                                                                            ------------------------------------------


                                                                            ------------------------------------------


                                                                            ------------------------------------------
                                                                             Total Number of
                                                                                  Shares
----------------------------------------------------------------------------------------------------------------------

     This election form and letter of transmittal is to accompany certificates representing shares of Bridge View common stock and is to be used to make an election to receive for those shares either (i) a combination of cash and shares of Interchange Financial Services Corporation common stock, (ii) cash only, or
(iii) shares of Interchange common stock only, in connection with the merger of Bridge View with and into

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

        Continental Stock Transfer & Trust Company is the exchange agent.

                             EXCHANGE AGENT ADDRESS

                   Continental Stock Transfer & Trust Company
                           17 Battery Place, 8th Floor
                            New York, New York 10004
                                1 (800) 529-3163

     In order to make a valid election as to the consideration you will receive in exchange for your Bridge View common stock, you must complete and sign this election form and submit it to the exchange agent at the above address by the election deadline.

   The election deadline is 5:00 p.m., New York City time, on April ___, 2003.

      We recommend that all certificates be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested. Election forms must be received by the exchange agent by the election deadline to be deemed valid.

   For information or additional copies of this election form, contact Michele
              Albino, Secretary of Bridge View, at (201) 871-7800.

                                   BACKGROUND

     You must use this election form and letter of transmittal to elect the type of consideration you would like to receive for your shares of Bridge View common stock and to surrender the certificates representing your shares of Bridge View common stock if your shares of Bridge View common stock are held in certificated form. Your shares of Bridge View common stock are held in certificated form if you, or any person or entity designated by you, possess certificates representing your shares of Bridge View common stock or possessed certificates prior to their loss, theft or destruction. Please review your name and address on the label in Box A, or, if there is no label, please insert in Box A the name(s) exactly as they appear on your Bridge View share certificates. Then complete the columns in Box A listing the Bridge View certificate(s) you are submitting with this election form and letter of transmittal. A single election form and letter of transmittal may only be used for Bridge View share certificates issued in the exact same name(s). If you need additional blank copies of this form, please contact Michele Albino, Secretary of Bridge View, at
(201) 871-7800.

     You will make your election for your shares of Bridge View common stock in Box B. In completing your election, please follow carefully the instructions in Box B and in the "Election" section on page 7.

     You must sign and date this election form and letter of transmittal in Box
C.

     If you would like the consideration for your shares of Bridge View common stock issued, in the case of shares of Interchange common stock, or paid, in the case of cash, to someone other than you, then you must complete Box D and obtain a signature guarantee in Box E.

     If you would like the consideration for your shares of Bridge View common stock to be sent to an address which is different than the address shown in Box A, you must complete Box F.

     Finally, you must complete Box G by providing your Taxpayer Identification Number and signing and dating Box G.

     It is important to read carefully the enclosed instructions to election form and letter of transmittal and the directions in each box.

                              MERGER CONSIDERATION

     In connection with the merger of Bridge View with and into Interchange, and pursuant to the Agreement and Plan of Merger dated as of November 18, 2002, by and between Interchange and Bridge View, you hereby make the election set forth below and surrender for cancellation to Continental Stock Transfer & Trust Company, as exchange agent, certificates representing all of your shares of Bridge View common stock, if your shares of Bridge View common stock are in certificated form, in exchange for either:

..    a combination of cash and shares of Interchange common stock, which we refer to as a mixed election;

..    cash, which we refer to as a cash election; or

..    shares of Interchange common stock, which we refer to as a stock election.

     Approximately 60% of the total outstanding shares of Bridge View common stock will be converted into shares of Interchange common stock and the remaining shares will be converted into cash. Mixed elections generally will receive first priority in the event of an oversubscription of one form of consideration. Therefore, if you make a mixed election, you are more likely to receive the amount of cash and Interchange common stock specified for mixed elections.

     If you make a cash election or a stock election and the total cash elections or stock elections exceed the amount of cash or stock that remains after deducting the amount of cash and stock to be issued to Bridge View shareholders who make mixed elections, then you will receive some portion of the per share consideration in stock or cash, as the case may be. See "The Merger Agreement - Conversion of Bridge View Stock" and "The Merger Agreement - Election and Proration Procedures" in the joint proxy statement-prospectus.

     The total dollar value of the consideration that you will receive for each share of Bridge View common stock that you exchange, which we refer to as the per share value, will be based on a number of variables described in the joint proxy statement-prospectus, including the number of shares of Bridge View common stock outstanding on the effective date of the merger and the average trading price of Interchange common stock during the valuation period. The valuation period is the twenty consecutive trading days ending on the date that election forms are due. The exchange agent will pay cash in lieu of any fractional shares of Interchange common stock otherwise issuable in connection with the merger as specified in this election form and letter of transmittal.

     If you do not make an election regarding your shares of Bridge View common stock, your shares will be deemed to be no-election shares and will be converted by the exchange agent into the form of consideration as described in the merger agreement.

                           CONDITIONS AND LIMITATIONS

     Each election is subject to the terms, conditions and limitations that have been set forth in the merger agreement, the instructions below and the joint proxy statement-prospectus dated March ___, 2003 which we mailed to you on or about March ___, 2003 in connection with the special meeting of Bridge View shareholders. The merger agreement is included as Appendix A to the joint proxy statement-prospectus. Extra copies of this election form and letter of transmittal or of the joint proxy statement-prospectus may be requested from Michele Albino, Secretary of Bridge View, at (201) 871-7800. By filing this election form and letter of transmittal with the exchange agent, you are acknowledging that you have received the joint proxy statement-prospectus.

                                 REPRESENTATIONS

     By signing in Box C, you represent and warrant that you are, as of the date stated in Box C, and will be as of the effective time of the merger, the registered holder of the shares of Bridge View common stock represented by the certificate(s) surrendered with this election form and letter of transmittal, with good title to your shares of Bridge View common stock and full power and authority to sell, assign and transfer your shares of Bridge View common stock, free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. In addition, you agree, upon request, to execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of Bridge View common stock. Also, by signing in Box C, you irrevocably appoint the exchange agent, as your agent, to effect the exchange pursuant to the merger agreement and the instructions below. All authority conferred or agreed to be conferred in the election form and letter of transmittal shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity. Please read the instructions to this election form and letter of transmittal carefully before completing the form.

Box B

--------------------------------------------------------------------------------

                                    ELECTION

     Each record holder of shares of Bridge View common stock must complete a separate election form. Please choose a mixed election; a cash election, or a stock election as to all of the shares of Bridge View common stock represented by the enclosed certificate(s).

     If you fail to make any election on this election form for any of the shares of Bridge View common stock represented by your attached certificates, your shares will be deemed to be no-election shares and will be converted by the exchange agent into the form of consideration as described in the merger agreement.

|_| MIXED ELECTION - I elect to receive a combination of cash and shares of Interchange common stock in exchange for all of the shares of Bridge View common stock represented by the certificate(s) submitted with this election form and letter of transmittal.

|_| CASH ELECTION - I elect to receive cash only in exchange for all of the shares of Bridge View common stock represented by the certificate(s) submitted with this election form and letter of transmittal. My cash election is subject to the allocation provisions applicable to oversubscriptions for cash.

|_| STOCK ELECTION - I elect to receive shares of Interchange common stock only in exchange for all of the shares of Bridge View common stock represented by the certificate(s) submitted with this election form and letter of transmittal. My stock election is subject to the allocation provisions applicable to oversubscriptions for shares of Interchange common stock.

Except as otherwise requested in Box D or Box F below, the cash payment and the shares of Interchange common stock to which you are entitled will be made payable to the order of and registered in the name of, and be delivered to, the registered holder(s) set forth above at the address set forth in Box A.

--------------------------------------------------------------------------------

                                    SIGNATURE

Box C


--------------------------------------------------------------------------------
The undersigned represents and warrants that the undersigned has full power and authority to transfer the shares of Bridge View common stock surrendered hereby and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when such shares of Bridge View common stock are accepted for exchange by the exchange agent. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Interchange to be necessary and desirable to complete the transfer of the shares of Bridge View common stock surrendered hereby.

Date:________________________

                                PLEASE SIGN HERE

Signature:_____________________________________________________________________

Signature:_____________________________________________________________________

Signature(s) of registered holder(s) must be EXACTLY as name(s) appear(s) in Box A.

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated. See Instruction 8.

Name(s):______________________________________________________________________
                                 (Please Print)

Capacity:______________________________________________________________________

Daytime Area Code and Telephone Number:_________________________________________

The exchange agent has been instructed not to make any exchange of your shares until this election form and letter of transmittal has been executed and delivered to the exchange agent together with your stock certificates, if your shares of Bridge View common stock are held in certificated form, but no earlier than the effective time of the merger.

--------------------------------------------------------------------------------

                                    DEADLINE

     The election deadline is 5:00 p.m., New York City time, on April ___, 2003. The exchange agent must receive a completed election form and letter of transmittal, together with your Bridge View certificates, if your shares of Bridge View common stock are held in certificated form, by the election deadline in order for any mixed election, cash election or stock election contained in this election form to be valid. Any election form and letter of transmittal received by the exchange agent after the election deadline, whether or not an election is indicated on the form, shall be deemed to be a no election. If you wish to make no election as to your shares of Bridge View common stock, you need not submit this election form and letter of transmittal prior to the election deadline or prior to the effective time. If your Bridge View shares are held in certificated form, then your Bridge View certificates must be surrendered along with a completed (except for Box B) election form and letter of transmittal in order to receive the merger consideration even if you wish to make no election. Nominee record holders, which include a nominee, trustee or any other person that holds shares of Bridge View common stock in any capacity whatsoever on behalf of another person or entity, are directed to Instruction 14.

     The tax consequences for holders of shares of Bridge View Common Stock will vary depending upon, among other things, whether a mixed election, cash election, stock election or no election is made. You are urged to consult with your tax advisor.

                                LOST CERTIFICATES

     If your shares of Bridge View common stock are held in certificated form or your certificate(s) has (have) been lost, stolen or destroyed, and you require assistance in replacing it (them), see Instruction 12 on page 14. If your shares of Bridge View common stock are held in certificated form, you cannot submit an effective election form and letter of transmittal without attaching your certificates to this election form and letter of transmittal. Therefore, if you wish to make an effective election, it is critical that you act immediately to obtain replacement certificates and advise the exchange agent in writing.

                                    ELECTION

     The appropriate box must be checked in Box B in order to make a mixed election, a cash election or a stock election.

     Because a fixed amount of cash and fixed number of shares of Interchange common stock will be issued in the merger, we cannot assure you that you will receive the form of consideration that you elect to receive. If the elections will result in an oversubscription of either the available number of shares of Interchange common stock or the available cash, then the exchange agent will follow the procedures set forth in the merger agreement and described in the joint proxy statement-prospectus for allocating shares of Interchange common stock and cash. See "The Merger Agreement - Conversion of Bridge View Stock" and "-Election and Proration Procedures" in the joint proxy statement/prospectus and Instruction 3. All decisions by the exchange agent and Interchange with respect to such process shall be final and binding.

     The exchange agent reserves the right to deem that you have not made a valid election if:

..    No election choice is indicated above;

..    You fail to follow the instructions on this election form and letter of transmittal, including submission of your Bridge View certificates if your shares of Bridge View common stock are held in certificated form, or otherwise fail to properly make an election; or

..    A completed election form and letter of transmittal, including submission of Bridge View certificates if your shares of Bridge View common stock are held in certificated form, is not received by the exchange agent before the election deadline.

     In order to receive the merger consideration, this election form and letter of transmittal must be (i) completed and signed in Box C and on the Substitute Form W-9 in Box G and (ii) mailed or delivered with your Bridge View common stock certificate(s) to the exchange agent at 17 Battery Place, 8th Floor, New York, New York 10004. In order to properly make a mixed election, a cash election or a stock election, these actions must be taken in a timely fashion such that the election form and letter of transmittal is received by the exchange agent prior to the election deadline.

     The method of delivery of the Bridge View certificates and all other required documents is at your election and at your risk; however, if the Bridge View certificates are sent by mail, it is recommended that they be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

     Unless otherwise indicated below in Box D, in exchange for the enclosed Bridge View certificates, if your shares of Bridge View common stock are held in certificated form, you hereby request issuance and/or payment of the merger consideration to you. Similarly, unless otherwise indicated below in Box F, you hereby request that the merger consideration be delivered to you at the address shown in Box A. If both Box D and Box F are completed, the merger consideration will be issued and/or paid in the name of the person or entity named in Box D and delivered to the person or entity named in Box F. Appropriate signature guarantees must be included with respect to shares of Bridge View common stock for which special issuance and payment instructions in Box D have been given.

     Consummation of the merger is still subject to the satisfaction of certain conditions. No payments or stock issuances related to any surrender of Bridge View common stock will be made prior to the effective time of the merger.

     In the event that the merger agreement is terminated, the exchange agent will promptly return Bridge View certificates previously submitted with election forms and letters of transmittal. In such event, shares of Bridge View common stock not held in certificated form are expected to be made available for sale or transfer promptly following such termination; however, certificates representing shares of Bridge View common stock held in certificated form will be returned as promptly as practicable by first class, insured mail. Neither Bridge View, Interchange nor the exchange agent will be responsible for delays in connection with the return of any Bridge View certificates.

Box D

--------------------------------------------------------------------------------
                    SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS
                    (See Instructions 1, 4, 5, 9, 10 and 11)

Complete this information ONLY if the certificate representing the shares of Interchange common stock to be issued and/or the check representing the cash to be paid in exchange for the shares of Bridge View common stock listed above is to be issued and/or paid in the name of someone other than the persons listed in Box A. Note: The person named in these Special Issuance and Payment Instructions must also complete the Substitute Form W-9.

Issue the certificate representing the shares of Interchange common stock to be issued and/or the check representing the cash to be paid in exchange for the shares of Bridge View common stock listed above to:

Name__________________________________________________________________________
                                 (Please Print)

Address_______________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                               (Include Zip Code)

     If you complete this box, you will need a signature guarantee in Box E by an eligible institution. See Instruction 5.

--------------------------------------------------------------------------------

Box E

--------------------------------------------------------------------------------
                               SIGNATURE GUARANTEE
               (Required only in cases specified in Instruction 5)

The undersigned hereby guarantees the signature(s) which appear(s) on this election form and letter of transmittal.

Dated:_______________________


______________________________________________________________________________
                (Name of Eligible Institution Issuing Guarantee)
                                 (Please Print)


______________________________________________________________________________
                           (Fix Medallion Stamp Above)

______________________________________________________________________________

Box F

______________________________________________________________________________
                          SPECIAL DELIVERY INSTRUCTIONS
                         (See Instructions 1, 4 and 10)

Complete this information ONLY if the certificate representing the shares of Interchange common stock to be issued and/or the check representing the cash to be paid in exchange for the shares of Bridge View common stock listed above and to be issued in the name of or paid to the persons listed in Box A or Box D is to be sent to an address other than that shown in Box A.

Mail the certificate representing the shares of Interchange common stock to be issued and/or the check representing the cash to be paid in exchange for the shares of Bridge View common stock listed above to:

Name_________________________________________________________________________
                                 (Please Print)

Address_______________________________________________________________________

______________________________________________________________________________
                               (Include Zip Code)

           Check this box if this is a permanent change of address |_|



--------------------------------------------------------------------------------

Box G
--------------------------------------------------------------------------------
         Substitute W-9 Certification of Taxpayer Identification Number
                              (See Instruction 11)

                      Name of Company: Bridge View Bancorp

As a registered owner of securities of the corporation listed above, you are requested to sign and return this certification.

Part I - Taxpayer Identification Number (TIN)

Please enter your tax identification number and sign and date. Failure to provide your correct taxpayer identification number will result in 30 percent withholding.

The Taxpayer Identification Number for      Enter Taxpayer Identification Number
an individual is his/her Social Security    or Employer Identification Number
number.                                     below

------------------------------------------------------------------------------

     Note: In addition to providing your signature, please print or type your name and address on the bottom portion of this form.

Part 2 - Certification

Under penalties of perjury, I certify (l) that the number shown in this form is my correct Taxpayer Identification Number, (2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (3) that I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

------------------------------------------------------------------------------
Signature                                                              Date

     Note: If you have been notified that you are subject to backup withholding due to notified payee under reporting, and if you have not received a notice from the IRS advising you that back-up withholding has terminated, strike out the language in clause (2) of the paragraph above.

Part 3 - Awaiting TIN

Check this box if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the future. Please see instruction 11 for more information.

Name:    _______________________________________

Address:________________________________________

        ________________________________________

--------------------------------------------------------------------------------

                                  INSTRUCTIONS

     If you wish to make a mixed election, a cash election or a stock election, you must complete and submit this election form and letter of transmittal to the exchange agent prior to the election deadline. All holders of shares of Bridge View common stock must surrender their Bridge View certificates to the exchange agent in order to receive the merger consideration. Until the exchange agent receives a completed election form and letter of transmittal accompanied by a record holder's Bridge View certificates at the address set forth above, together with such other documents as the exchange agent may require, and until those documents are processed for exchange by the exchange agent, such holders will not receive any merger consideration or any dividends or other distributions payable on the shares of Interchange common stock, if any, to be issued to such holder. No interest will accrue on the merger consideration or such dividends or other distributions. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your stock certificate(s) is
(are) lost, stolen or destroyed, please refer to Instruction 12 below.

     You must check the appropriate election box in Box B above to make an effective mixed election, cash election or stock election.

     Your election is subject to the terms, conditions and limitations that have been set out in the merger agreement and the joint proxy statement-prospectus. The merger agreement is included as Appendix A to the joint proxy statement-prospectus. You may request extra copies of the joint proxy statement-prospectus from the exchange agent at the addresses or phone number shown above. The filing of this election form and letter of transmittal with the exchange agent is acknowledgment of the receipt of the joint proxy statement-prospectus.

     1. Election Deadline. For any mixed election, cash election or stock election to be considered valid, the exchange agent must receive a properly completed election form and letter of transmittal and the related Bridge View certificates at the address shown above on this election form and letter of transmittal no later than 5:00 p.m., New York City time, on April ___, 2003. The exchange agent will determine whether any election form and letter of transmittal is received on a timely basis and whether an election form and letter of transmittal has been properly completed. The exchange agent's determinations shall be conclusive and binding.

     The election deadline is 5:00 p.m., New York City time, on April ___, 2003.

     2. Revocation or Change of Election Form and Letter of Transmittal. Any election form and letter of transmittal may be revoked or changed by written notice to the exchange agent from the person submitting such election form and letter of transmittal. To be effective, the exchange agent must receive such notice at or prior to the election deadline. The exchange agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. Election Procedures/Allocation. As set forth in the joint proxy statement-prospectus and described above, approximately 60% of the total outstanding shares of Bridge View common stock will be converted into shares of Interchange common stock and the remaining shares will be converted into cash. Mixed elections generally will receive first priority. Therefore, if you make a mixed election, you are more likely to receive the amount of cash and Interchange common stock specified for mixed elections.

     If you make a cash election or a stock election and the total cash elections or stock elections exceed the amount of cash or stock that remains after deducting the amount of cash and stock to be issued to Bridge View shareholders who make mixed elections, then you will receive some portion of the per share consideration in stock or cash, as the case may be.

     If the stock elections result in an oversubscription for the available shares of Interchange common stock or if the cash elections result in an oversubscription for the available cash, the exchange agent will follow the allocation procedures set forth in the merger agreement and described in the joint proxy statement-prospectus. Thus, under certain circumstances, your election may not be honored in full. See "The Merger Agreement - Conversion of Bridge View Stock" and "- Election and Proration Procedures" in the joint proxy statement-prospectus.

     If you do not make an election regarding your shares of Bridge View common stock, your shares will be deemed to be no-election shares and will be converted by the exchange agent into the form of consideration as described in the merger agreement.

     4. No Fractional Shares. No certificates or scrip representing a fraction of a share of Interchange common stock shall be issued. Each holder who would otherwise be entitled to receive a fractional share of Interchange common stock will be paid an amount in cash equal to the amount of the fraction multiplied by the average of the closing bid and asked price of a share of Interchange common stock as reported on the Nasdaq National Market on the business day immediately preceding the effective date of the merger. No shareholder will be entitled to interest, dividends, voting rights or any other rights with respect to any fractional share of Interchange common stock.

     5. Guarantee of Signatures. Signatures on this election form and letter of transmittal need not be guaranteed unless Box D entitled "Special Issuance and Payment Instructions" has been completed and Interchange common stock is to be issued and/or cash is to be paid to someone other than the holder named in Box
A. In such event, signatures on this election form and letter of transmittal must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Generally, a member firm of the New York Stock Exchange or any bank or trust company that is a member of the Medallion Program is an eligible guarantor institution. Notaries public cannot execute acceptable signature guarantees.

     6. Delivery of Election Form and Letter of Transmittal and Stock Certificates. This election form and letter of transmittal, properly completed and duly executed, together with the certificate(s) representing the shares of Bridge View common stock, should be delivered to the exchange agent at the address set forth above. The method of delivery of the Bridge View certificates and all other required documents is at the election and risk of the record holder of such shares of Bridge View common stock; however, if such certificates are sent by mail, it is recommended that they be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

     7. Inadequate Space. If the space provided in this form is inadequate, the stock certificate numbers and the numbers of shares of Bridge View common stock represented by those certificates should be listed on additional sheets and attached to this form.

     8. Signatures on Election Form, Stock Powers and Endorsements.

        (a) All signatures must correspond exactly with the name written on the face of the Bridge View certificate(s) without alteration, variation or any change whatsoever.

        (b) If the Bridge View certificate(s) surrendered is (are) held of record by two or more joint owners, all such owners must sign this election form and letter of transmittal.

        (c) If any surrendered shares of Bridge View common stock are registered in different names on several Bridge View certificates, it will be necessary to complete, sign and submit as many separate election forms and letters of transmittal as there are different registrations of Bridge View certificates.

        (d) If this election form and letter of transmittal is signed by a person(s) other than the record holder(s) of the Bridge View certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

        (e) If this election form and letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Bridge View certificates, he or she must indicate the capacity in which he or she is acting when signing and must submit proper evidence of his or her authority to act.

     9. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the issuance of the merger consideration in any name other than that of the holder of shares of Bridge View common stock, such transferee or assignee must pay such tax to the exchange agent or must establish to the satisfaction of the exchange agent that such tax has been paid.

     10. Special Issuance and Payment Instructions and Special Delivery Instructions. Indicate the name and/or address of the person(s) to whom the shares of Interchange common stock to be issued and/or the check representing the cash to be paid in exchange for shares of Bridge View common stock is to be issued and/or paid and sent, if different from the name and/or address of the person(s) named in Box A of this election form and letter of transmittal. If any certificate representing Interchange common stock or check is to be issued in the name of someone other than the registered holder of the surrendered certificates, please refer to Instruction 5, above.

     11. Withholding. Each surrendering holder of shares of Bridge View common stock is required to provide the exchange agent with such holder's correct Taxpayer Identification Number, or TIN, on the Substitute Form W-9 in Box G, and to certify whether such holder is

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subject to backup withholding. The TIN that must be provided is that of the holder of shares of Bridge View common stock with respect to the Bridge View certificate(s) surrendered with this form, or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s), or, if a check is made payable to another person as provided in Box D above entitled "Special Issuance and Payment Instructions," then the TIN of that person. Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of shares of Bridge View common stock to 30% federal income tax withholding on payments made to such surrendering holder with respect to the shares of Bridge View common stock and on future dividends paid by Interchange. Interchange reserves the right in its sole discretion to direct the exchange agent to take whatever steps are necessary to comply with Interchange's obligations regarding backup withholding.

     A holder of shares of Bridge View common stock must cross out item (2) in
Part 2 of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service that such holder is currently subject to backup withholding. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of shares of Bridge View common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the exchange agent is not provided with a TIN within 60 days thereafter, Interchange will withhold 30% of all such payments and dividends until a TIN is provided to the exchange agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

     12. Lost, Stolen, or Destroyed Certificates. You cannot submit an effective election form and letter of transmittal without attaching your Bridge View certificates, if any, to the election form and letter of transmittal. If your Bridge View certificate(s) has (have) been lost, stolen or destroyed, you must advise the exchange agent in writing. You may be required to post a bond as indemnity against any claim that may be made against the exchange agent or Interchange with respect to such certificates.

     13. Elections, Certificates and Share Allocations. Each holder of shares of Bridge View common stock is entitled to make a mixed election, a stock election or a cash election, provided the election form and letter of transmittal for any holder making such election is properly completed and received by the exchange agent prior to the election deadline of 5:00 p.m., New York City time, on April ___, 2003. All holders of shares of Bridge View common stock must complete Box A in order to receive the desired merger consideration. To properly complete Box A, the number of each Bridge View certificate surrendered with this form must be written in the column under the heading "Certificate Number(s)," and the number of shares of Bridge View common stock represented by each Bridge View certificate surrendered with this form should be written in the column under the heading "Number of Shares" beside each certificate number.

     All holders of shares of Bridge View common stock, including those making no election, must surrender their Bridge View certificates to the exchange agent in order to receive the merger consideration. Holders of shares of Bridge View common stock should see "Important Tax Information" below for important tax consequences of making an election.

     14. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record is entitled to make an election and submit an election form and letter of transmittal covering all shares of Bridge View common stock actually held of record by such holder.

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Nominee record holders, which include nominees, trustees or any other person that holds shares of Bridge View common stock in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of shares of Bridge View common stock held through such nominee record holders, but such elections must be made on one election form and letter of transmittal. Beneficial owners who are not record holders are not entitled to submit election forms and letters of transmittal. Persons submitting an election form and letter of transmittal on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 8 above.

     15. Termination of Exchange. You may exchange your Bridge View certificates for Interchange common stock and cash, cash only or shares of Interchange common stock only through the exchange agent for up to six months following the effective time of the merger, after which time you should look to Interchange to claim your merger consideration. Neither Interchange nor Bridge View shall be liable for delivering any unclaimed shares of Interchange common stock, cash payments, dividend payments or payments in lieu of fractional shares to a public official under any abandoned property, escheat or similar laws.

     16. Miscellaneous. Neither Interchange nor the exchange agent is under any duty to give notification of defects in any election form and letter of transmittal. Interchange and the exchange agent shall not incur any liability for failure to give such notification, and each of Interchange and the exchange agent has the absolute right to reject any and all election forms and letters of transmittal not in proper form or to waive any irregularities in any election form and letter of transmittal.

     17. Inquiries. All inquiries with respect to completion of this form and the surrender of any certificate(s) representing shares of Bridge View common stock in exchange for shares of Interchange common stock should be made to Michele Albino, Secretary of Bridge View, at (201) 871-7800.

                            IMPORTANT TAX INFORMATION

     Withholding. Under the federal income tax law, the exchange agent is required to file a report with the IRS disclosing any payments of cash being made to each holder of Bridge View certificates pursuant to the merger agreement and to impose 30% backup withholding if required. If the correct certifications on Substitute Form W-9 are not provided, a penalty may be imposed by the IRS and payments made for shares of Bridge View common stock may be subject to backup withholding of 30%. Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.

     In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a United States (U.S.) citizen or resident or other U.S. entity must, unless an exemption applies, provide the exchange agent with his or her correct TIN on Substitute Form W-9 as set forth on this election form and letter of transmittal. Such person must certify under penalties of perjury that such number is correct and that such holder is not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the Bridge View certificate(s) or of the last transferee appearing on the transfers

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attached to or endorsed on the Bridge View certificate(s), or, if a check is made payable to another person as provided in Box D entitled "Special Issuance and Payment instructions," then the TIN of such person. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

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